FRIEDMAN LLP
ACCOUNTANTS AND ADVISORS

June 18, 2012

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: Flux Power Holdings, Inc.
File No.: 000-25909

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on June 18, 2012 regarding the change of auditors. We agree with all statements pertaining to us.

Friedman LLP

East Hanover, New Jersey

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